UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 31, 2007

REGAN HOLDING CORP.
(Exact name of registrant as specified in its charter)
California	000-19704	68-0211359
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2090 Marina Avenue Petaluma, California 94954 (Address of principal executive offices) (707) 778-8638 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 31, 2007, Regan Holding Corp. and two of its subsidiaries, Legacy Financial Services Inc. and Legacy Advisory Services Inc., entered into an agreement with Multi-Financial Securities Corporation whereby Legacy Financial Services agreed to transfer its registered representatives and customer accounts to Multi-Financial Securities Corporation.  Upon the last day of the month following the transfer of representatives, which is expected within approximately thirty days, Multi-Financial Securities Corporation will pay Legacy Financial Services eleven and a half percent (11.5%) of the aggregate gross dealer concessions earned at Legacy Financial Services between May 1, 2006, and April 30, 2007, by those transferred representatives who are, as of the measurement date, registered with Multi-Financial Securities Corporation and in good standing with the NASD.  In addition, on each of the first four anniversary dates of the measurement date, subject to certain conditions, Multi-Financial Securities Corporation will pay Legacy Financial Services an amount representing up to four and a half percent (4.5%) of each transferred representative’s aggregate gross dealer concessions earned with Multi-Financial Securities Corporation during the one year period prior to such anniversary date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAN HOLDING CORP.

(Registrant)

Date: June 1, 2007

/s/ R. Preston Pitts

R. Preston Pitts

President, Chief Financial Officer and Chief Operating Officer